UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ORCKIT COMMUNICATIONS LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
126 Yigal Allon Street
Tel Aviv, Israel	67443
(Address of Principal Executive Offices)	(Zip Code)

ORCKIT ISRAELI SHARE INCENTIVE PLAN
 (Full title of the plan)

Vcorp Agent Services, Inc.
25 Robert Pitt Drive, Suite 204
Monsey, N.Y. 10952
 (Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer     ☐                                      Accelerated filer                     ☐
Non-accelerated filer       ☒                                     Smaller reporting company   ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, no par value per share	5,960,465	$0.17	(2)	$1,013,279.50	$138.22
	1,539,535	$0.21	(3)	$323,302.35	$44.10
Total	7,500,000			$1,336,581.85	$182.32

(1)
Consists of Ordinary Shares to be offered pursuant to the Orckit Israeli Share Incentive Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), also registered hereunder are such additional number of Ordinary Shares as may be offered or issued as a result of any stock splits, stock dividends or similar events.

(2)	Calculated pursuant to Rule 457(h)(1) under the Securities Act. The proposed maximum offering price per share is the exercise price of outstanding awards granted under the Plan.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low sale prices of the Ordinary Shares on the OTCQB on May 6, 2013.

EXPLANATORY NOTE

The Registrant is registering 7,500,000 additional Ordinary Shares, no par value per share, of Orckit Communications Ltd. under the Orckit Israeli Share Incentive Plan. In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-05670) filed with the Securities and Exchange Commission (the "Commission") on September 26, 1996, the Registrant's Registration Statement on Form S-8 (File No. 333-08824) filed with the Commission on May 26, 1998, the Registrant's Registration Statement on Form S-8 (File No. 333-12178) filed with the Commission on June 23, 2000, the Registrant's Registration Statement on Form S-8 (File No. 333-131991) filed with the Commission on February 23, 2006, and the Registrant's Registration Statement on Form S-8 (File No. 333-164090) filed with the Commission on December 31, 2009, including the exhibits to such registration statements, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents are incorporated by reference:

(1) The Company’s Annual Report on Form 20-F (Commission File No: 001-33271) for the year ended December 31, 2012, filed with the Commission on April 29, 2013.

(2) All reports filed or submitted pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) since December 31, 2012, to the extent that such reports indentify information therein as being incorporated by reference into previously filed registration statements.

(3) The description of the Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 27, 1996 and the amendments thereto on Form 8-A/A filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on July 6, 2009 and December 8, 2011, including any subsequent amendment or report filed for the purposes of amending such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and any reports on Form 6-K subsequently submitted by the Company to the Commission during such period (or portions thereof) that are identified in such forms as being incorporated into this Registration Statement, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

An affiliate of the law firm rendering the legal opinion filed as Exhibit 5.1 to this Registration Statement holds an option to purchase 710,000 Ordinary Shares.

Item 6. Indemnification of Directors and Officers.

Not applicable.

Item 8. Exhibits.

See Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tel Aviv, State of Israel, on May 8, 2013.

ORCKIT COMMUNICATION LTD.

By:	/s/ Izhak Tamir
Izhak Tamir
Chief Executive Officer

     POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Eric Paneth and Izhak Tamir, or either of them, as his or her true and lawful attorney-in-fact, acting alone, with full power of substitution, for and in the name, place and stead of the undersigned, in any and all capacities to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Eric Paneth Eric Paneth	Chairman of the Board of Directors	May 8, 2013

/s/ Izhak Tami Izhak Tamir	CEO and CFO (Principal Executive Officer and Principal Financial Officer) and Director	May 8, 2013
/s/ Naama Avrahamy Naama Avrahamy	Vice President – Finance (Principal Accounting Officer)	May 8, 2013
/s/ Moti Motil Moti Motil	Director	May 8, 2013
/s/ Jed M. Arkin Jed M. Arkin	Director	May 8, 2013
/s/ Moshe Nir Moshe Nir	Director	May 8, 2013
/s/ Amiram Levinberg Amiram Levinberg	Director	May 8, 2013
/s/ Naomi Steinfeld Naomi Steinfeld	Director	May 8, 2013

Authorized Representative in the United States:

VCORP AGENT SERVICES, INC.

By: /s/ Isaac Muller
Name: Isaac Muller
Title: CEO

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
1.1	Memorandum of Association, as amended (incorporated by reference to Exhibit 1.1 of our Annual Report on Form 20-F filed on April 29, 2013).
1.2	Ninth Amended and Restated Articles of Association (incorporated by reference to Exhibit 1.2 of our Annual Report on Form 20-F filed on April 29, 2013).
5.1	Opinion of Goldfarb Seligman & Co.
23.1	Consent of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited.
23.2	Consent of Goldfarb Seligman & Co. (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).